Exhibit 99.1

iParty Corp. Reports Fiscal 2004 Financial Results, Revenues Increase 13.4% including a 4.6% Comparable Store Sales

Increase

DEDHAM, Mass.—(BUSINESS WIRE)—February 25, 2005—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 45 iParty retail stores, today reported financial results for its fourth quarter and fiscal year 2004, which ended on December 25, 2004.

For the quarter, consolidated revenues were $23.7 million, a 14.5% increase compared to $20.7 million for the fourth quarter of 2003.  This year’s fourth quarter revenues included a 5.1% increase in comparable store sales and the impact of six stores opened in 2004.  Consolidated gross profit margin was 47.8% for the fourth quarter compared to a margin of 48.8% for the same period in 2003.  For the quarter, consolidated net income was $2.7 million, or $0.07 per basic and diluted share, compared to a consolidated net income of $2.6 million, or $0.07 per basic share and $0.06 per diluted share, in the fourth quarter of 2003.

For the full fiscal year, consolidated revenues were $64.3 million, a 13.4% increase compared to $56.7 million for fiscal year 2003.  This fiscal year’s revenues included a 4.6% increase in comparable store sales.  Consolidated gross profit margin was 44.3% for the full fiscal year compared to a margin of 44.0% for the prior year.  For the full fiscal year, consolidated net income was $1.0 million, or $0.03 per basic share and $0.02 per diluted share, compared to a consolidated net income of $0.8 million, or $0.02 per basic and diluted share, for fiscal year 2003.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “2004 was another very good year for iParty.  During the year we opened six new stores, twice as many as in the prior year, and we produced a 4.6% increase in comparable store sales, which followed a 4.8% increase in 2003.  This led to a healthy 13.4% increase in revenues.  As anticipated, the start-up costs associated with opening the new stores and replacing our point-of-sale system put pressure on our operating income which was slightly lower than prior year.  Our new point-of-sale technology is already helping us increase our productivity and improve our customer service.  This was especially beneficial during this past Halloween season, our busiest time of the year.  Achieving solid growth on the top line and bottom line gives us confidence that we are executing our strategy successfully and that our prospects for continued growth are good.”

Mr. Perisano continued, “We are planning to open as many as seven additional new stores in 2005.  Most of these new stores will open in New England, where 41 of our 45 stores are located.  Our 2005 plans also include opening two more stores in Florida, which has been a good market for us and where there is room for expansion.  Just this past week we opened our latest new store in East Hartford, Connecticut, bringing our current store count to 45.  Most of this year’s new stores will open later in the year, in time for the Halloween season.  The start-up costs associated with opening seven new stores and the anticipated costs associated with our Sarbanes-Oxley compliance work will continue to put pressure on our operating income.  However, our goal is to remain profitable in 2005.  Additional plans for the upcoming year include increasing our marketing efforts to strengthen the iParty brand in our existing markets, further enhancing our new point-of-sale system and improving other information technologies.  We believe that these investments in our infrastructure, which will provide the foundation for continued expansion in the future, can be funded by cash from operations and borrowings from our existing bank line of credit.

There is much to be done to achieve our long-term goals but we feel that with our performance to date we are well positioned for success in 2005 and beyond.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 45 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about future store openings, future expectations of profitability and the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and “Factors That May Affect Future Results” in the Company’s most recently filed Quarterly Report on Form 10-Q.

iPARTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended			For the twelve months ended
	Dec 25, 2004	Dec 27, 2003	Dec 25, 2004	Dec 27, 2003
Revenues	$23,722,225	$20,725,654	$64,276,225	$56,697,246
Operating costs:
Cost of products sold	12,372,226	10,606,896	35,826,820	31,758,625
Marketing and sales	6,809,090	5,650,822	21,176,925	18,363,193
General and administrative	1,660,169	1,735,731	6,335,067	5,516,273

Operating income	2,880,740	2,732,205	937,413	1,059,155

Other Income	—	—	382,500	—

Income before interest and income taxes	2,880,740	2,732,205	1,319,913	1,059,155

Interest income	74	1	1,354	1,262
Interest expense	(76,174)	(36,800)	(225,074)	(212,227)

Income before income taxes	2,804,640	2,695,406	1,096,193	848,190

Income taxes	105,000	97,233	105,000	97,233

Net income	$2,699,640	$2,598,173	$991,193	$750,957

Income per share:
Basic	$0.07	$0.07	$0.03	$0.02
Diluted	$0.07	$0.06	$0.02	$0.02

Weighted-average shares outstanding:
Basic	37,701,585	36,688,228	37,649,400	36,683,142
Diluted	41,119,932	41,091,732	41,517,036	38,868,484

iPARTY CORP.

CONSOLIDATED BALANCE SHEETS

	Dec 25, 2004	Dec 27, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,757,157	$2,442,471
Restricted cash	561,407	533,284
Accounts receivable	700,961	487,934
Inventory, net	11,400,971	9,423,463
Prepaid expenses and other assets	476,046	483,925
Total current assets	14,896,542	13,371,077
Property and equipment, net	4,483,705	1,694,140
Other assets	99,690	86,763
Total assets	$19,479,937	$15,151,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,421,195	$3,095,848
Accrued expenses	2,615,835	2,306,902
Current portion of capital lease obligations	365,674	29,220
Borrowings under line of credit	5,257,690	3,760,671
Total current liabilities	11,660,394	9,192,641

Long-term liabilities:
Capital lease obligations, net of current portion	796,693	260
Other liabilities	471,759	406,209
Total long-term liabilities	1,268,452	406,469

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock - $.001 par value; 10,000,000 shares authorized,
Series A convertible preferred stock - 1,000,000 shares authorized; 0 and 1,000,000 shares issued and outstanding at December 25, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $0 at December 25, 2004)	—	1,000,000
Series B convertible preferred stock - 1,150,000 shares authorized; 507,460 and 611,080 shares issued and outstanding at December 25, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $10,149,200 at December 25, 2004)	7,551,002	9,092,870
Series C convertible preferred stock - 100,000 shares authorized, issued and outstanding (aggregate liquidation value of $2,000,000 at December 25, 2004)	1,492,000	1,492,000
Series D convertible preferred stock - 250,000 shares authorized, issued and outstanding (aggregate liquidation value of $5,000,000 at December 25, 2004)	3,652,500	3,652,500
Series E convertible preferred stock - 533,333 shares authorized; 296,667 and 389,439 shares issued and outstanding at December 25, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $1,112,500 at December 25, 2004)	1,112,500	1,460,396
Series F convertible preferred stock - 114,286 shares authorized, issued and outstanding (aggregate liquidation value of $500,000 at December 25, 2004)	500,000	500,000
Total convertible preferred stock	14,308,002	17,197,766

Common stock - $.001 par value; 150,000,000 shares authorized; 22,092,717 and 18,780,204 shares issued and outstanding at December 25, 2004 and Dec 27, 2003, respectively	22,093	18,780

Additional paid-in capital	50,448,100	47,554,621
Accumulated deficit	(58,227,104)	(59,218,297)
Total stockholders’ equity	6,551,091	5,552,870

Total liabilities and stockholders’ equity	$19,479,937	$15,151,980

Contact:

iParty Corp.

Patrick Farrell, 781-355-3717